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                                                                    EXHIBIT 3.43

                                                                  FILED

                                                                FEB 7 1990

                                                              /s/ Illegible

                                                            SECRETARY OF STATE

                                                                  10 AM

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

             RIVERSIDE CEMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

             FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

             RESOLVED, that the Certificate of Incorporation of RIVERSIDE CEMENT COMPANY be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows: "The name of the corporation is RIVERSIDE CEMENT HOLDINGS COMPANY."

             SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

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             THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

             IN WITNESS WEREOF, said RIVERSIDE CEMENT COMPANY has caused this Certificate to be signed by Royce W. Montgomery, its Vice-President, and attested by Dorothy M. Ray, its Assistant Secretary, this 1st day of FEBRUARY, 1990.

                                            RIVERSIDE CEMENT COMPANY

                                            By    /s/ Royce W. Montgomery
                                                 -------------------------------
                                                 Royce W. Montgomery
                                                 Vice President

ATTEST:


By      /s/ Dorothy M. Ray
     ----------------------------
     Dorothy M. Ray
     Assistant Secretary